Exhibit 4.4

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into effective as of [ ], 2018 (the “Effective Date”) between Hydrofarm Holdings Group, Inc., a Delaware corporation (the “Company”), and the persons who have executed the signature page(s) hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

WHEREAS, the Company has entered into an Agreement and Plan of Merger with Hydrofarm Investment Corp., a Delaware corporation (“Hydrofarm”), pursuant to which Hydrofarm Acquisition, Inc., a newly organized, wholly-owned subsidiary of the Company has merged with and into Hydrofarm, with Hydrofarm remaining as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”);

WHEREAS, concurrently with the effectiveness of the Merger and to provide new capital required by the Company for working capital and other purposes, the Company has consummated an offering in compliance with Rule 506(b) of Regulation D of the Securities Act (as defined herein), to accredited investors in a private placement transaction (the “2018 PPO”), units (“Units”) of its securities, each priced at $2.50 per Unit with each Unit consisting of: (i) one share of common stock, par value $0.0001 (“Common Stock” or “Investor Shares”), and (ii) a warrant to purchase one half (1/2) of a share of Common Stock (the “Investor Warrants”) at an initial exercise price of $5.00 per full share;

WHEREAS, concurrently with the 2018 PPO, Hydrofarm is conducting the Concurrent Offering (as hereinafter defined) and, as a result of the Merger, the Company shall issue the Concurrent Shares (as hereinafter defined) to existing stockholders of Hydrofarm participating in the Concurrent Offering;

WHEREAS, the initial closing of the 2018 PPO, the closing of the Concurrent Offering, and the consummation of the Merger has taken place on the Effective Date;

WHEREAS, in connection with the BWGS Transaction (as hereinafter defined), it is currently contemplated that Sun Capital (as hereinafter defined) will be making an equity investment in either (i) Hydrofarm or a subsidiary in Hydrofarm which will ultimately result in it receiving Investor Shares and Investor Warrants or (ii) the Company in exchange for the issuance of Investor Shares and Investor Warrants; provided, however that in the event the BWGS Transaction does not close, Sun Capital shall not receive Investor Shares or Investor Warrants (the “Sun Capital Investment”);

WHEREAS, in connection with the 2018 PPO, the Concurrent Offering and the Sun Capital Investment, the Company agreed to provide certain registration rights related to the Investor Shares and the shares of Common Stock issuable upon exercise of the Investor Warrants, on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein, the parties mutually agree as follows:

1.         Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Agreement” has the meaning given it in the preamble to this Agreement.

“Allowed Delay” has the meaning given it in Section 3(e) of this Agreement.

“Approved Market” means the Nasdaq Stock Market, the New York Stock Exchange or the NYSE American.

“Blackout Period” means, with respect to a registration, a period, in each case commencing on the day immediately after the Company notifies the Purchasers that they are required, because of the occurrence of an event of the kind described in Section 4(f) hereof, to suspend offers and sales of Registrable Securities during which the Company, in the good faith judgment of its board of directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such Registration Statement, if any, would be seriously detrimental to the Company or its stockholders and ending on the earlier of (1) the date upon which the MNPI commencing the Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Holders that the Company will no longer delay such filing of the Registration Statement, recommence taking steps to make such Registration Statement effective, or allow sales pursuant to such Registration Statement to resume.

“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which the Commission is required or authorized to close.

“BWGS” means BWGS, LLC, a Delaware limited liability company.

“BWGS Transaction” means that transaction pursuant to which a subsidiary of the Company will be acquiring all equity of BWGS, certain real property used by BWGS in its business and certain other assets or entities not owned by BWGS that are used by BWGS in its business.

“Commission” or “SEC” means the U.S. Securities and Exchange Commission or any other applicable federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.

“Company” has the meaning given it in the preamble to this Agreement.

“Concurrent Offering” means the offering of up to $20 million of units in Hydrofarm which, in connection with the Merger, will ultimately be exchanged for securities with identical terms to the securities comprising the Units being offered in the 2018 PPO.

“Concurrent Shares” means the shares of Common Stock, and the shares of Common Stock underlying any warrants, issuable to the stockholders of Hydrofarm as a result of the Concurrent Offering, that may be issued as part of and in connection with the Merger.

“Effective Date” has the meaning given it in the preamble to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

“Holder” means each Purchaser or any of such Purchaser’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities or Investor Warrants directly or indirectly from a Purchaser or from any Permitted Assignee.

“Initial Public Offering” means the initial underwritten sale of equity securities by the Company pursuant to an effective Registration Statement under the Securities Act.

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“IPO Engagement” has the meaning given it in Section 3(a) of this Agreement.

“Investor Shares” has the meaning given it in the recitals of this Agreement.

“Investor Warrants” has the meaning given it in the recitals of this Agreement.

“Majority Holders” means at any time Holders holding (directly and/or indirectly) a majority of the Registrable Securities.

“Merger” has the meaning given in the recitals of this Agreement.

“MNPI” means material non-public information within the meaning of Regulation FD promulgated under the Exchange Act, which shall, in any case, include the receipt of the notice pursuant to Section 3(b) and the information contained in such notice.

“Permitted Assignee” means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party, (e) an entity that is controlled by, controls, or is under common control with a transferor, (f) a party to this Agreement or (g) as otherwise agreed in writing by the Company and such Holder.

“Piggyback Registration” means, in any registration of Common Stock as set forth in Section 3(b), the ability of holders of Registrable Securities to include Registrable Securities in such registration.

“Placement Agent ” means A.G.P./Alliance Global Partners (as lead Placement Agent) and Aegis Capital Corp. (as a co-Placement Agent).

“Redemption Notice” has the meaning given it in Section 3(f) of this Agreement.

The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the Investor Shares, the Concurrent Shares and the Registrable Warrant Shares but excluding, subject to Section 3(e), (i) any Registrable Securities that have been publicly sold; (ii) any Registrable Securities sold by a person in a transaction pursuant to a registration statement filed under the Securities Act, or (iii) any Registrable Securities that are at the time subject to an effective registration statement under the Securities Act.

“Registrable Warrant Shares” means the shares of Common Stock issued or issuable to a Holder upon exercise of the Investor Warrants.

“Registration Default Date” means the date that is 180 days after the date the Registration Statement is publicly filed with the Commission; provided, however, that the Registration Default Date is subject to adjustment as set forth under Section 3(a) of this Agreement.

“Registration Default Period” means the period following the Registration Default Date during which any Registration Event occurs and is continuing.

“Registration Event” means the occurrence of any of the following events:

(a)       the Company fails to file with the Commission the Registration Statement on or before the Registration Filing Date;

(b)       the Registration Statement is not declared effective by the Commission on or before the Registration Default Date, except as excused pursuant to Section 3(e);

(c)       after the SEC Effective Date, sales cannot be made pursuant to the Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement) except as excused pursuant to Section 3(e); or

(d)       after the SEC Effective Date, the Common Stock generally or the Registrable Securities specifically are not listed or included for quotation on an Approved Market, or trading of the Common Stock is suspended or halted on the Approved Market, which at the time constitutes the principal market for the Common Stock, for more than two full, consecutive Trading Days;

provided, however, a Registration Event shall not be deemed to occur if: (1) all or substantially all trading in equity securities (including the Common Stock) is suspended or halted on the Approved Market for any length of time; (2) the Company commences and pursues an Initial Public Offering, as set forth in Section 3(a) of this Agreement, in which case the Registration Filing Date and the Registration Default Date will be governed as set forth in Section 3(a); or (3) the Company declares a Blackout Period; provided however that the Company shall only be permitted to declare two (2) Blackout Periods in any twelve (12) month period.

“Registration Filing Date” means the date that is ninety (90) days after the date of the final closing of the 2018 PPO; provided however, that the Registration Filing Date is subject to adjustment as set forth under Section 3(a) of this Agreement.

“Registration Statement ” means the registration statement that the Company is required to file pursuant to this Agreement to register the Registrable Securities.

“Release Date” has the meaning given it in Section 3(f) of this Agreement.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act.

“Rule 145” means Rule 145 promulgated by the Commission under the Securities Act.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“SEC Effective Date” means the date the Registration Statement is declared effective by the Commission.

“Sun Capital” means Sun Capital Partners Group VI, LLC, a Delaware limited liability company and its affiliates.

“Trading Day” means (a) if the Common Stock is listed or quoted on an Approved Market, then any day during which securities are generally eligible for trading on the Approved Market, or (b) if the Common Stock is not then listed or quoted and traded on an Approved Market, then any business day.

“Transfer” has the meaning given it in Section 3(f) of this Agreement.

2.            Term. This Agreement shall continue in full force and effect for a period of one year from the SEC Effective Date, unless terminated sooner hereunder.

3.            Registration.

(a)       Registration on Form S-1. Not later than the Registration Filing Date, the Company shall file with the Commission a Registration Statement on Form S -1, or any other similar long-form registration, relating to the resale by the Holders of all of the Registrable Securities, and the Company shall use its best efforts to cause such Registration Statement to be declared effective prior to the Registration Default Date. Notwithstanding the foregoing, in the event the Company signs a letter of intent or comparable agreement with an underwriter(s) which contemplates an Initial Public Offering (the “IPO Engagement”), then the Company shall have the right to extend the Registration Filing Date to the earlier of (i) such date that is acceptable to such underwriter(s); provided that such date may be no later than six months following the effective date of the Registration Statement filed in connection with such IPO Engagement, or (ii) 45 days from effective date of any termination or abandonment of such IPO Engagement. The registration rights under this Section 3 shall not apply or be available with respect to securities of the Company held by affiliates (as defined in Rule 405 under the Securities Act) and related persons (as defined in Rule 404 under the Securities Act) of the Placement Agent or the officers and directors of the Company and their affiliates.

(b)       Piggyback Registration. Following the Initial Public Offering, if the Company shall determine to register for sale for cash any of its Common Stock, for its own account or for the account of others (other than the Holders), other than (i) the Initial Public Offering, (ii) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their Family Members (including a registration on Form S-8) or (iii) a registration relating to a Securities Act Rule 145 transaction or a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization or similar event, the Company shall promptly give to the Holders written notice thereof (and in no event shall such notice be given less than twenty (20) calendar days prior to the public filing of such registration statement (the “Piggyback Registration Statement”)), and shall, subject to Section 3(c), include as a Piggyback Registration all of the Registrable Securities specified in a written request delivered by the Holder thereof within ten (10) calendar days after receipt of such written notice from the Company. However, the Company may, without the consent of the Holders, withdraw such Piggyback Registration Statement prior to its becoming effective if the Company or such other stockholders have elected to abandon the proposal to register the securities proposed to be registered thereby.

(c)       Underwriting. If a Piggyback Registration is for a registered public offering that is to be made by an underwriting other than an IPO Engagement, the Company shall so advise the Holders of the Registrable Securities eligible for inclusion in such Registration Statement pursuant to Sections 3(b). In that event, the right of any Holder to Piggyback Registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to sell any of their Registrable Securities through such underwriting shall (together with the Company and any other stockholders of the Company selling their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting by the Company or the selling stockholders, as applicable. Notwithstanding any other provision of this Section 3, if the managing underwriter(s) or the Company determines that marketing factors require a limitation on the number of shares of Common Stock or the amount of other securities to be underwritten, the managing underwriter(s), at its sole discretion, may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all Holders (except those Holders who failed to timely elect to include their Registrable Securities through such underwriting or have indicated to the Company their decision not to do so), and indicate to each such Holder the number of shares of Registrable Securities that may be included in the registration and underwriting, if any. The number of shares of Registrable Securities to be included in such registration and underwriting shall be allocated among such Holders as follows:

(i)       If the Piggyback Registration was initiated by the Company, the number of shares that may be included in the registration and underwriting shall be allocated first to the Company and then, subject to obligations and commitments existing as of the date hereof, to all selling stockholders, including the Holders, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included therein; or

(ii)      If the Piggyback Registration was initiated by the exercise of demand registration rights by a stockholder or stockholders of the Company (other than the Holders), then the number of shares that may be included in the registration and underwriting shall be allocated first to such selling stockholders who exercised such demand and then, subject to obligations and commitments existing as of the date hereof, to all other selling stockholders, including the Holders, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included therein.

No Registrable Securities excluded from the underwriting by reason of the managing underwriter’s marketing limitation shall be included in such registration and no liquidated damages as set forth in Section 3(d) shall accrue with respect to such excluded securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw such Holder’s Registrable Securities therefrom by delivering a written notice to the Company and the managing underwriter(s). The Registrable Securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the managing underwriter(s)), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities pursuant to the terms and limitations set forth herein in the same proportion used above in determining the underwriter limitation.

(d)       Liquidated Damages Following a Registration Event. If a Registration Event occurs, then the Company will make payments to each Holder of Registrable Securities (each, a “Qualified Purchaser”), as liquidated damages for the amount of damages to the Qualified Purchaser by reason thereof, at a rate equal to 0.50% of the purchase price per Unit paid by such Qualified Purchaser in the 2018 PPO for the Registrable Securities then held by such Qualified Purchaser for each full period of 30 days of the Registration Default Period (which shall be pro-rated for any period less than 30 days). Notwithstanding the foregoing, the maximum amount of liquidated damages that may be paid to any Qualified Purchaser pursuant to this Section 3(d) shall be an amount equal to 6% of the aggregate purchase price paid by such Qualified Purchaser in the 2018 PPO for the Registrable Securities held by such Qualified Purchaser at the time of the first occurrence of a Registration Event. Each such payment shall be due and payable within five Business Days after the end of each full 30-day period of the Registration Default Period until the termination of the Registration Default Period and within five (5) Business Days after such termination. Such payments shall constitute the Qualified Purchaser’s exclusive remedy for any damages resulting from a Registration Event. If the Company fails to pay any partial liquidated damages pursuant to this Section 3(d) in full within seven (7) Business Days after the date payable, the Company will pay interest thereon at a rate of 5% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Qualified Purchaser, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The Registration Default Period shall terminate upon the earlier of (i) the filing of the Registration Statement (if the Registration Event was triggered by clause (a) of the definition thereof), (ii) the SEC Effective Date (if the Registration Event was triggered by clause (b) of the definition thereof), (iii) the ability of the Qualified Purchaser to effect sales pursuant to the Registration Statement (if the Registration Event was triggered by clause (c) of the definition thereof and not excused pursuant to Section 3(e)), and (iv) the listing or inclusion and/or trading of the Common Stock on an Approved Market, as the case may be (if the Registration Event was triggered by clause (d) of the definition thereof). The amounts payable as liquidated damages pursuant to this Section 3(d) shall be payable in lawful money of the United States.

(e)       Notwithstanding the provisions of Section 3(d) above:

(1)(a) if the Commission does not declare the Registration Statement effective on or before the Registration Default Date, or (b) if the Commission allows the Registration Statement to be declared effective at any time before or after the Registration Default Date, subject to the withdrawal of certain Registrable Securities from the Registration Statement, and the reason for (a) or (b) is the Commission’s determination that (x) the offering of any of the Registrable Securities constitutes a primary offering of securities by the Company, (y) Rule 415 may not be relied upon for the registration of the resale of any or all of the Registrable Securities, and/or (z) a Holder of any Registrable Securities must be named as an underwriter, the Holders understand and agree that in the case of (b) the Company may reduce, on a pro rata basis, the total number of Registrable Securities to be registered on behalf of each such Holder, and, in the case of (a) or (b), that a Holder shall not be entitled to any liquidated damages under Section 3(d) with respect to the Registrable Securities not registered for the reason set forth in (a), or so reduced on a pro rata basis as set forth in (b). In any such pro rata reduction, the number of Registrable Securities to be registered on such Registration Statement will be reduced (i) first, by the Registrable Securities represented by the Registrable Warrant Shares (applied, in the case that some Registrable Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Registrable Warrant Shares held by such Holders on a fully diluted basis), and (ii) second, by the Registrable Securities represented by Investor Shares (applied, in the case that some Investor Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Investor Shares). In addition, any such affected Holder shall be entitled to Piggyback Registration rights after the Registration Statement is declared effective by the Commission until such time as: (AA) all Registrable Securities have been registered pursuant to an effective Registration Statement, (BB) the Registrable Securities may be resold without restriction pursuant to SEC Rule 144 of the Securities Act or (CC) the Holder agrees to be named as an underwriter in any such registration statement. The Holders acknowledge and agree the provisions of this paragraph may apply to more than one Registration Statement; and

(2)        For not more than thirty (30) consecutive days or for a total of not more than sixty (60)   days in any twelve (12) month period, the Company may suspend the use of any prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of MNPI concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related prospectus so that (i) such Registration Statement shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein or (ii) such prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, including in connection with the filing of a post-effective amendment to such Registration Statement in connection with the Company’s filing of an Annual Report on Form 10-K for any fiscal year (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Holder in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Holder) disclose to such Holder any MNPI giving rise to an Allowed Delay, (b) advise the Holders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

In the event of an Allowed Delay, the liquidated damages set forth in Section 3(d) shall not accrue during such Allowed Delay.

(f)        Holdback Agreements. (A) Subject to paragraphs (B), (C) and (D) below, from and after the SEC Effective Date, each Holder understands that (i) it shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any shares of the Registrable Securities, nor shall such Holder enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of the Registrable Securities (any of the foregoing under (i), a “Transfer”) until the Release Date (as defined below); provided, however, that such Holder shall be permitted to Transfer up to 50% of such Holder’s Registrable Securities held by it at any time on or after the SEC Effective Date, and (ii) following the Release Date, it shall be entitled to Transfer all remaining Registrable Securities held by such Holder. Each Holder hereby covenants and agrees that (x) it shall abide by the restrictions set forth above and (y) the Company shall be entitled to place “stop transfer” instructions with the Company’s transfer agent in compliance with the above restrictions. For purposes of this clause (f), the term “Release Date” shall mean the date that is 90 days after the SEC Effective Date; provided, that in the event the Company delivers a notice of redemption to the Holders of the Investor Warrants (pursuant to the terms of such warrants) (the “Redemption Notice”), the restrictions set forth above shall terminate effective on the date of delivery of the Redemption Notice.

(B)      Notwithstanding Section 3(f)(A) above, but subject to paragraph (C) below, in the event the Closing Price is $10.00 or above (as adjusted for any stock split, share dividends, share combinations, or the like) for 20 consecutive trading days, all Registrable Securities shall be released from the holdback agreements of paragraph (A) above. The “Closing Price” means, for any date, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary eligible market or exchange on which the Common Stock is then listed or quoted.

(C)      Notwithstanding paragraphs (A) or (B) above, in the event that there is an IPO Engagement, then each Holder hereby agrees that it shall not Transfer any of the Registrable Securities or Investor Warrants until the date that is six (6) months after the effective date of the Registration Statement filed in connection with such IPO Engagement (the “Lock -Up Period”). In furtherance of the foregoing, the Holder agrees, upon request of the Company, to enter into a lock-up agreement consistent with the foregoing as may be required by any underwriter engaged by the Company in connection with such IPO Engagement.

(D)      Notwithstanding anything to the contrary, Section 3(f) shall not apply to Transfers to Permitted Assignees.

(E)       Subject to the Company’s other obligations in this Agreement, the Company shall have the right to terminate or withdraw any registration initiated by it under Section 3(b) whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6.

4.         Registration Procedures for Registrable Securities. The Company will keep each Holder reasonably advised as to the filing and effectiveness of the Registration Statement. At its expense with respect to the Registration Statement, the Company will:

(a)       prepare and file with the Commission with respect to the Registrable Securities, a Registration Statement on Form S-1, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective and shall remain effective for a period of one (1) year or for such shorter period ending on the date when (i) all of the Registrable Securities registered thereunder shall have been sold or (ii) all Registrable Securities may be resold without restriction pursuant to SEC Rule 144 of the Securities Act (the “Effectiveness Period”). Thereafter, the Company shall be entitled to withdraw such Registration Statement and the Holders shall have no further right to offer or sell any of the Registrable Securities registered for resale thereon pursuant to the respective Registration Statement (or any prospectus relating thereto);

(b)       if the Registration Statement is subject to review by the Commission, respond in a commercially reasonable manner to all comments and diligently pursue resolution of any comments to the satisfaction of the Commission;

(c)       prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective during the Effectiveness Period;

(d)       furnish, without charge, to each Holder of Registrable Securities covered by such Registration Statement (i) a reasonable number of copies of such Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may reasonably request, (ii) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 of the Securities Act) as such Holders may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may require to consummate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period;

(e)       use its commercially reasonable efforts to register or qualify such registration under such other applicable securities laws of such jurisdictions as any Holder of Registrable Securities covered by such Registration Statement reasonably requests and as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable Registration Statement is deemed effective by the Commission) and do any and all other acts and things necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

(f)        notify each Holder of Registrable Securities, the disposition of which requires delivery of a prospectus relating thereto under the Securities Act, of the happening of any event (as promptly as practicable after becoming aware of such event), which comes to the Company’s attention, that will after the occurrence of such event cause the prospectus included in such Registration Statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company shall promptly thereafter prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period;

(g)       comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such Registration Statement;

(h)       as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement;

(i)        use its commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be quoted on such Approved Market on which securities of the same class or series issued by the Company are then listed or quoted;

(j)        provide a transfer agent and registrar, which may be a single entity, for the shares of Common Stock registered hereunder;

(k)       if requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request;

(l)        during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Securities by reason of the limitations set forth in Regulation M of the Exchange Act; and

(m)      take all other reasonable actions necessary to expedite and facilitate the disposition by the Holders of the Registrable Securities pursuant to the Registration Statement.

5.            Suspension of Offers and Sales. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f) hereof or of the commencement of a Blackout Period, such Holder shall discontinue the disposition of Registrable Securities included in the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

6.            Registration Expenses. The Company shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of counsel for the Company and of its independent accountants; provided, that, in any registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes. Except as provided in this Section 6 and Section 9, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder.

7.            Assignment of Rights. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that any Holder may assign its rights under this Agreement without such consent to a Permitted Assignee as long as (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) such Holder notifies the Company in writing of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

8.            Information by Holder. A Holder with Registrable Securities included in any registration shall furnish to the Company (and any managing underwriter(s), where applicable) such information regarding itself, the Registrable Securities held by it, the intended method of disposition of such securities, and such other information as shall be required in order to comply with any applicable law or regulation in connection with the registration of such Holder’s Registrable Securities or any qualification or compliance with respect to such Holder’s Registrable Securities and referred to in this Agreement. A form of Selling Stockholder Questionnaire is attached as Exhibit A hereto for such purposes.

9.            Indemnification.

(a)       In the event of the offer and sale of Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, each other person who participates as an underwriter in the offering or sale of such securities, and each other person, if any, who controls or is under common control with such Holder or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or underwriter or controlling person may become subject under the Securities Act, the Exchange Act, or any other federal or state law, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (1), in the case of any registration statement prepared and filed by the Company under which Registrable Securities were registered under the Securities Act, if such registration statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) in the case of any preliminary prospectus, final prospectus or summary prospectus contained in such registration statement, or any amendment or supplement thereto, if such preliminary prospectus, final prospectus or summary prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, or any violation or alleged violation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with this Agreement; and the Company shall reimburse the Holder, and each such director, officer, partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided, that such indemnity agreement found in this Section 9(a) shall in no event exceed the net proceeds from the 2018 PPO received by the Company; and provided further, that the Company shall not be liable in any such case (i) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement in or omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Holder specifically for use in the preparation thereof or (ii) if the person asserting any such loss, claim, damage, liability (or action or proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of the preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person because of the failure of such Holder or underwriter to so provide such preliminary or final prospectus and the untrue statement or omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Holder.

(b)       As a condition to including Registrable Securities in any registration statement filed pursuant to this Agreement, each Holder agrees to be bound by the terms of this Section 9 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act, the Exchange Act, or any other federal or state law, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y)(1), in the case of any registration statement prepared and filed by the Company under which Registrable Securities were registered under the Securities Act, if such registration statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) in the case of any preliminary prospectus, final prospectus or summary prospectus contained in such registration statement, or any amendment or supplement thereto, such preliminary prospectus, final prospectus or summary prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, (i) to the extent, but only to the extent, that such untrue statement or omission referred to in (y)(1) or (y)(2) above is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the registration statement or such prospectus or (ii) to the extent that (1) such untrue statements or omissions referred to in (y)(1) or (y)(2) above are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 4(f) hereof, the use by such Holder of an outdated or defective prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective and prior to the receipt by such Holder of the advice contemplated in Section 4(f). Each Holder’s obligation to indemnify shall be individual, not joint and several, and in no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)       Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner. If, in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof, the indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to entry of any judgment or enter into any settlement, unless such consent to entry of judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

(d)       If an indemnifying party does or is not permitted to assume the defense of an action pursuant to Sections 9(c) or in the case of the expense reimbursement obligation set forth in Sections 9(a) and (b), the indemnification required by Sections 9(a) and 9(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills received or expenses, losses, damages, or liabilities are incurred provided that the indemnifying party is provided appropriate documentation.

(e)       If the indemnification provided for in Section 9(a) or 9(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (i) contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

(f)        Other Indemnification. Indemnification similar to that specified in this Section (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act, provided, however, to the extent the provisions included in an underwriting agreement entered in connection therewith are in conflict with any provisions in this Section, the provisions in the underwriting agreement shall control.

10.            Rule 144. With a view to making available to the Holders the benefits of SEC Rule 144  and any other rule or regulation of the SEC that may at any time permit the Holders to sell the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to: (i) to make and keep public information available as those terms are understood in SEC Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act pursuant to SEC Rule 144, (iii) as long as any Holder owns any Registrable Securities, to furnish in writing upon such Holder’s request a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Holder a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Holder of any rule or regulation of the SEC permitting the selling of any such Registrable Securities without registration, (iv) with respect to the sale of any Registrable Securities by a Holder pursuant to SEC Rule 144 and subject to Holder providing necessary documentation to meet the requirements of such rule, to promptly furnish, without any charge to such Holder, a written legal opinion of its counsel to facilitate such sale and, if necessary, instruct its transfer agent in writing that it may rely on said written legal opinion of counsel with respect to said sale and (v) undertake any additional actions commercially necessary to maintain the availability of Rule 144.

11.            Independent Nature of Each Purchaser’s Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and each Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute such Purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

12.            Miscellaneous.

(a)       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Delaware, both substantive and remedial, without regard to Delaware conflicts of law principles. Any judicial proceeding brought against either of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of Delaware, New Castle County, or in the United States District Court for the District of Delaware and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

(b)       Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages (subject to the provisions of Section 3(d)), shall be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree, except with respect to the provisions of Section 3(d), that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(c)       Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assignees, executors and administrators of the parties hereto.

(d)       No Inconsistent Agreements. The Company has not entered, as of the date hereof, and shall not enter, on or after the date of this Agreement, into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(e)       Entire Agreement . This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

(f)        Notices, etc. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to the Company to:

Hydrofarm Holdings Group, Inc.

2249 S. McDowell Ext.

Petaluma, CA 94954

Attn: Peter Wardenburg, CEO

E-mail: peter@hydrofarm.com

with copy to:

Zysman, Aharoni, Gayer & Co. and Sullivan & Worcester LLP

1633 Broadway, 32nd Floor

New York, NY 10019

Attn: Oded Har-Even, Esq.

Email: ohareven@zag-sw.com

and

Perkins Coie LLP

1900 Sixteenth Street

Suite 1400

Denver, CO 80202

Attn: Sonny Allison, Esq.

Email: SAllison@perkinscoie.com

If to the Purchasers:

To each Purchaser at the address set forth on the signature page hereto or at such other address as any party shall have furnished to the Company in writing.

(g)       Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

(h)       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or electronic transmission via .PDF file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic signature page were an original thereof.

(i)        Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)        Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Majority Holders. The Purchasers acknowledge that by the operation of this Section, the Majority Holders may have the right and power to diminish or eliminate all rights of the Holders under this Agreement.

[SIGNATURE PAGES FOLLOW]

This Registration Rights Agreement is hereby executed as of the date first above written.

COMPANY:

HYDROFARM HOLDINGS GROUP, INC.

By:
Name:	Peter Wardenburg
Title:	Chief Executive Officer

EACH PURCHASER’S SIGNATURE TO THE SUBSCRIPTION AGREEMENT THAT IS

DELIVERD IN CONNECTION WITH THE 2018 PPO SHALL CONSTITUTE SUCH

PURCHASER’S SIGNATURE TO THIS REGISTRATION RIGHTS AGREEMENT.

THIS SIGNATURE PAGE IS FOR NON 2018 PPO INVESTORS

This Registration Rights Agreement is hereby executed as of the date first above written.

Holder:

Entity:

Name of Entity:

By
Signature

Name and Title:

Address:

Email:

Number of Shares of Common Stock:

Number of Shares of Common Stock underlying warrants:

Individual:

Signature

Name:

Address:

Email:

Number of Shares of Common Stock:

Number of Shares of Common Stock underlying warrants:

HYDROFARM HOLDINGS GROUP, INC.

OMNIBUS SIGNATURE PAGE TO THE

SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

Subscriber hereby elects to subscribe under the Subscription Agreement for a total of $[ ] of Units at a price of $2.50 per Unit (NOTE: to be completed by subscriber) and, by execution and delivery hereof, Subscriber hereby executes the Subscription Agreement and agrees to be bound by the terms and conditions of the Subscription Agreement and the Registration Rights Agreement.

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Subscriber(s)	Signature

Date	Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Entity	Federal Taxpayer Identification Number

By:
Name:	State of Organization
Title:

Date	Address

Fax Number	Email Address

HYDROFARM HOLDINGS GROUP, INC.	A.G.P./ALLIANCE GLOBAL PARTNERS

By:	By:
Authorized Officer	Authorized Officer

AEGIS CAPITAL CORP.

By:
Authorized Officer

Exhibit A

HYDROFARM HOLDINGS GROUP, INC.

STOCKHOLDERS’ QUESTIONNAIRE

The following information is requested from you in connection with the preparation and filing by Hydrofarm Holdings Group, Inc. (the “Company”) of a Registration Statement on Form S-1 or other appropriate form (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) for the registration and resale under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s common stock, including shares of common stock underlying certain Warrants (the “Registrable Securities”) acquired pursuant to a private placement by the Company.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus or supplements thereto.

We would appreciate your answering all of the questions included in this questionnaire, even though your answers may be in the negative, so that the Company will have a record of your responses for use in connection with the preparation of the Registration Statement. It is requested that you give careful attention to each question and that you complete this questionnaire personally.

In order to assist you in completing this questionnaire, certain terms used herein are defined in the appendix which is attached to this questionnaire. Each of such defined terms has been bolded and italicized for identification. The term “person,” as used in this questionnaire, means any natural person, company, government or political subdivision, agency or instrumentality of a government.

After you have completed the following questionnaire, please send the completed questionnaire by e-mail at _______________ or overnight courier as soon as possible to the attention of ______________.

*********************

GENERAL INFORMATION

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

1.      Please provide your full legal name and address or the full name and address of the entity on whose behalf you are completing this questionnaire. The address may be a business, mailing or residence address.

Name:

Address:

If you are answering this questionnaire on behalf of a corporate entity, please state your legal name and position with the selling shareholder.

Name:

Position:

2.      Full legal name of the Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire): _________________________________

3.     (a) Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes	☐ No

(b) If your response to Item 3(a) above is yes, did you receive Registrable Securities as compensation for investment banking services to the Company?

☐ Yes	☐ No

(c) If your response to Item 3(a) above is no, are you an "affiliate" 1 of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes	☐ No

(d) If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

☐ Yes	☐ No

1 For the purposes of this Item 3(b), an "affiliate" of a registered broker dealer shall include any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker dealer, and does not include any individuals employed by such broker dealer or its affiliates.

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(e) Please provide the full legal name of the person through which you hold the Registrable Securities—(i.e. name of your broker, if applicable, through which your Registrable Securities are held):

Name of broker:

Contact person:

Telephone No.:

SECURITIES HOLDINGS

Existing Holders:

Please fill in all blanks in the following questions related to your beneficial ownership of the Company’s common stock.

Generally, a beneficial owner of a security is a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares either:

(i)  voting power, which includes the power to vote, or to direct the voting of such security; and/or

(ii)  investment power, which includes the power to dispose, or to direct the disposition of, such security, even though he or she may not be the holder of record of the securities.

Thus, securities held in “street name” over which you exercise voting or investment power would be considered beneficially owned by you. Other examples of indirect ownership include ownership by a partnership in which you are a partner or by an estate or trust of which you or any member of your immediate family is a beneficiary. Ownership of securities held in the names of your spouse, minor children or other relatives who live in the same household may be attributed to you.

If you have any reason to believe that any interest in securities of the Company which you may have, however remote, is a beneficial interest, please describe such interest. For purposes of responding to this questionnaire, it is preferable to err on the side of inclusion rather than exclusion.

Where the SEC’s interpretation of beneficial ownership would require disclosure of your interest or possible interest in certain securities of the Company, and you believe that you do not actually possess the attributes of beneficial ownership, an appropriate response is to disclose the interest and at the same time disclaim beneficial ownership of the securities.

Please indicate the amount of common stock of the Company or any of its subsidiaries which you beneficially owned as of the date hereof.

Number of	Registered in	Beneficially	Shares to be	Remarks
Shares	the Name of	Owned by	Sold

For each holding:

•	State the nature of the holding (i.e., held in your own name, jointly, as a trustee or beneficiary of a trust, as a custodian, as an executor, in discretionary accounts, by your spouse or minor children, by a partnership of which you are a partner, etc.), and

•	State whether you are the beneficial owner by reason of (i) sole voting power, (ii) shared voting power, (iii) sole investment power, (iv) shared investment power, (v) the right to acquire stock within 60 days of the end of the calendar year, (vi) the right to acquire stock with the purpose of changing or influencing control; and/or (vii) a security-based swap that you hold that gives you voting or investment power over the underlying Company stock (even though you may not directly hold the underlying Company stock).

•	Indicate in the Remarks column below whether you have sole or shared voting or investment power with respect to any such securities, and in what capacity (i.e., individual, general partner, trustee) you have such power or powers.

•	If you wish to disclaim beneficial ownership of any shares listed, so indicate by writing the word “Disclaim” in the Remarks column below; you understand that such shares will be shown separately from your beneficial holdings and an appropriate disclaimer set forth.

•	If any of the shares listed are subject to any claim, encumbrance, pledge or lien, so indicate in the Remarks column.

Existing Holders and New Investors:

1.	Your Interest in the Registrable Securities

(a)	State the number of such Registrable Securities beneficially owned by you.

Common stock:

Warrants:

(b)	Other than as set forth in your response to Item 1(a) above, do you beneficially own any other securities of the Company?

☐ Yes	☐ No

(c)	If your answer to Item 1(b) above is yes, state the type, the aggregate amount and CUSIP No. (if applicable) of such other securities of the Company beneficially owned by you:

Type:

Aggregate amount:

CUSIP No.:

(d)	Did you acquire the securities listed in Item 1(a) above in the ordinary course of business?

☐ Yes	☐ No

(e)	At the time of your purchase of the securities listed in Item 1(a) above, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities?

☐ Yes	☐ No

(f)	If your response to Item 1(e) above is yes, please describe such agreements or understandings:

2.	Nature of Your Beneficial Ownership

(a)	Does someone other than you have control over the securities listed in Item 1(a) above?

☐ Yes	☐ No

(b)          If your response to Item 2(a) above is yes, name your controlling shareholder(s) or other person who has the ability to exercise control over you (the "Controlling Entity"). If the Controlling Entity is not a natural person and is not a publicly held entity, name each shareholder of such Controlling Entity. If any of these named shareholders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.

(A)(i)	Full legal name of Controlling Entity(ies) or natural person(s) with who have sole or shared voting or dispositive power over the Registrable Securities:

Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address:

Telephone:
Fax:
Name of shareholder:

(B)(i)	Full legal name of Controlling Entity(ies):

Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):
Address:

Telephone:
Fax:
Name of shareholders:

If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire.

Please note that you may be asked to answer additional questions depending on your responses to the following questions.

3.       5% Stockholders

Do you or any of your associates (including corporations, partnerships, trusts, associations and other such groups) beneficially own more than 5% of any class of the Company’s stock?

☐ Yes	☐ No

If the answer is yes, please describe such persons and their holdings below:

Name of	Class of Shares	Holder of
Beneficial	Beneficially	Voting or
Owner	Owned	Investment Power

4.       No Adverse Interest

Do or will you or any of your associates have any interests that are adverse to the Company interests in any pending or contemplated legal proceeding or government investigation to which the Company is or will be a party (or to which its property may be subject)?

☐ Yes	☐ No

If yes, please describe such interests below:

5.       Voting Arrangement

Do you have knowledge of any voting trusts or similar agreements or arrangements pursuant to which more than 5% of the Company’s outstanding common stock, on an as converted basis, is subject are described below:

☐ Yes	☐ No

If yes, please describe such agreements or arrangements below:

Voting Rights and Other Powers
Names and Addresses of Voting Trustees	Under Trust, Agreement or Arrangement

6.       Change in Control

Are you aware of any arrangements, including any pledge by any person of securities of the Company, the operations of which may at a subsequent date result in a change in control of the Company?

☐ Yes	☐ No

If yes, please describe such arrangements below:

7.       Transactions with the Company

Have your or any of your associates had any material interests in any actual or proposed transaction during the last three fiscal years to which the Company was or is to be a party (and that are identified under “Securities Holdings” above)?

☐ Yes	☐ No

If yes, please describe such interests below: 2

8.       Affiliation with Accountants or Attorneys

Do you have any interest, affiliation or connection with any law firm or accounting firm that has been retained by the Company during the last three fiscal years or is proposed to be retained by the Company?

☐ Yes	☐ No

If yes, please describe such interest, affiliation or connection below:

2 No such transaction need be described if:

(a) the amount involved (including all periodic installments in the case of any lease or other agreement provided for periodic payments or installments and including the value of all transactions In a series of similar transactions) does not exceed $60,000;

(b)  the rates or charges involved in the transaction are fixed by law or governmental authority or determined by competitive bids;

(c)  the services involved are as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or other similar service;

(d) your interest arises solely from my ownership of securities of the Company and you received no extra or special benefit not shared on a pro rata basis by all other holders of securities in the same class;

(e) your interest in the corporation that is a party to the transaction is solely as a director; or

(f)  your interest arose solely as an officer and/or director of the Company (e.g., your compensation arrangement with the Company).

9.       Contracts with the Company

Are you or any of your associates a party to any contracts with the Company or in which the Company has a beneficial interest, or to which the Company has succeeded by assumption or assignment, which are to be performed in whole or in part at or after the date of the proposed filing of the Registration Statement, or which were made not more than two years prior thereto?

☐ Yes	☐ No

If yes, please describe such contract(s) below:

FINRA-RELATED QUESTIONS

1. Are you (i) a “member” of the Financial Industries Regulatory Authority, Inc. (“FINRA”), (ii) an “affiliate” of a member of FINRA, (iii) a “person associated with a member” or “associated person of a member” of FINRA or (iv) associated with an “underwriter or related person” with respect to the proposed public offering of the Company’s securities?

Yes              No

For the sole purpose of this Question: (i) FINRA generally defines a “member” to include any broker or dealer admitted to membership in FINRA or any officer or partner of such a member or the executive representative of such member or the substitute for such representative; (ii) the term “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is in common control with the person specified. Persons who have acted or are acting on behalf or for the benefit of a person include, but are not necessarily limited to, directors, officers, employees, agents, consultants and sales representatives; (iii) FINRA generally defines a “person associated with a member” or “associated person of a member” to include every sole proprietor, partner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with FINRA; and (iv) the term “underwriter or related person” includes, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisers, finders, members of the selling or distribution group, and any and all other persons associated with or related to any such persons.

If yes, kindly describe such relationship (whether direct or indirect) and please respond to Questions (2) and (3) below; if no, please proceed to Question (4).

2.        Please set forth information as to all purchases and acquisitions (including contracts for purchase or acquisition) of securities of the Company by you, regardless of the time acquired or the source from which derived:

Seller or	Amount and	Price or Other
Prospective Seller	Nature of Securities	Consideration	Date

3.       In connection with your direct or indirect affiliation or association with a “member” of FINRA as set forth above in Question (1), please furnish the identity of such FINRA member and any information, if known, as to whether such FINRA member intends to participate in any capacity in this proposed initial public offering, including the details of such participation:

4.        Please describe any underwriting compensation and arrangement or any dealings known to you between any “underwriter or related person”, “member” of FINRA, “affiliate” of a member of FINRA, “person associated with a member”, or “associated person of a member” of FINRA on the one hand and the Company or controlling shareholder thereof on the other hand, other than information relating to the proposed initial public offering of the Company:

5.        Please set out below any information, if known, as to whether any “member” of FINRA, any “underwriter or related person”, “affiliate” or a member of FINRA, “person associated with a member” or “associated person of a member” of FINRA may receive any portion of the net offering:

For subscribers answering “Yes” to Item 1 above:

The undersigned FINRA member form acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

Name of FINRA Member Firm

By:		Date:
Authorized Officer

The undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above pursuant to the Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the selling holder will be responsible for underwriting discounts or commissions or agents' commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, or (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market.

I understand that material misstatements or the omission of material facts in the Registration Statement may give rise to civil and criminal liabilities to the Company, to each officer and director of the Company signing the Registration Statement and other persons signing the Registration Statement. I will notify you and the Company of any misstatement of a material fact in the Registration Statement or any amendment thereto, and of the omission of any material fact necessary to make the statements contained therein not misleading, as soon as practicable after a copy of the Registration Statement or any such amendment has been provided to me.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

I confirm that the foregoing statements are correct, to the best of my knowledge and belief.

Dated:

Very truly yours,

(Signature)

(Typed or Printed Name)

DEFINITIONS

The term “arrangement” means any plan, contract, authorization or understanding whether or not set forth in a formal document.

The term “associate” as used throughout this questionnaire, means (a) any corporation or organization (other than the Company) of which I am an officer, director or partner or of which I am, directly or indirectly, the beneficial owner of 5% or more of any class of equity securities, (b) any trust or other estate in which I have a substantial beneficial interest or as to which I serve as trustee or in a similar capacity, (c) my spouse, (d) any relative of my spouse or any relative of mine who has the same home as me or who is a director or officer or key executive of the Company, (e) any partner, syndicate member or person with whom I have agreed to act in concert with respect to the acquisition, holding, voting or disposition of shares of the Company’s securities.

The term “beneficially owned” when used in connection with the ownership of securities, means

(a) any interest in a security which entitles me to any of the rights or benefits of ownership even though I may not be the owner of record or (b) securities owned by me directly or indirectly, including those held by me for my own benefit (regardless of how registered) and securities held by others for my benefit (regardless of how registered), such as by custodians, brokers, nominees, pledgees, etc., and including securities held by an estate or trust in which I have an interest as legatee or beneficiary, securities owned by a partnership of which I am a partner, securities held by a personal holding company of which I am a stockholder, etc., and securities held in the name of my spouse, minor children and any relative (sharing the same home). A “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(a)      voting power which includes the power to vote, or to direct the voting of, such security; and/or

(b)      investment power which includes the power to dispose, or to direct the disposition, of such security.

The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

The term “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

The term “material,” when used in this questionnaire to qualify a requirement for the furnishing of information as to any subject, limits the information required to those matters as to which an average prudent investor ought reasonably to be informed before purchasing the Common Stock of the Company.